                                  EXHIBIT 4.1


                          THIRD AMENDED AND RESTATED
                         REGISTRATION RIGHTS AGREEMENT

     THIRD AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT dated as of February 24, 1999, by and among ITXC CORP., a Delaware corporation (the "Company") with its principal place of business at 600 College Road East, Princeton, New Jersey 08540, Tom Evslin, Mary Evslin (Tom Evslin and Mary Evslin, collectively, "Evslin"), Edward Jordan ("Jordan" and, together with Evslin, the "Founders"), and the several persons listed as "Purchasers" on the signature pages hereto as "Purchasers" (hereinafter at times referred to individually as a "Purchaser" and collectively as the "Purchasers").

     WHEREAS, the Company, the Founders and certain of the Purchasers (the "April 1998 Purchasers") are parties to a Second Amended and Restated Registration Rights Agreement dated as of April 27, 1998 (the "Original Registration Rights Agreement"); and

     WHEREAS, pursuant to a Series C Convertible Preferred Stock Purchase Agreement dated as of February 24, 1999 (the "Series C Stock Purchase Agreement"), among the Company and certain of the Purchasers (the "February Purchasers"), the Company has agreed to issue and sell to the February Purchasers an aggregate of 3,229,975 shares of Series C Convertible Preferred Stock, $0.001 par value ("Series C Preferred Stock"), of the Company and to enter into this Agreement; and

     WHEREAS, it is a condition to the obligations of the February Purchasers and the Company under the Series C Stock Purchase Agreement that the parties to the Original Stockholders Agreement enter into this Agreement in order to amend, restate and replace the Original Registration Rights Agreement, and to provide for such additional terms hereinafter set forth, and the parties hereto are willing to execute this Agreement and be bound by the provisions hereof;

     NOW, THEREFORE, in consideration of the mutual covenants contained herein and in the Series C Stock Purchase Agreement, the parties hereto agree that the Original Registration Rights Agreement shall be amended and restated in its entirety to provide as follows:


          1.    Certain Definitions.  As used herein, the following terms shall
                -------------------
have the following respective meanings:


                                ITXC Third Amended Registration Rights Agreement

          "Common Stock" shall mean the Common Stock, par value $0.001 per
           ------------
share, of the Company, or such shares of stock as are issuable upon conversion thereof.

          "Commission" shall mean the Securities and Exchange Commission, or any
           ----------
other federal agency at the time administering the Securities Act.

          "Conversion Shares" shall mean the shares of Common Stock issued upon
           -----------------
conversion of the Preferred Shares.

          "Evslin Warrants" shall mean warrants to purchase up to 322,581 shares
           ---------------
of Common Stock issued to Evslin on April 27, 1998 and outstanding as of the execution of this Agreement.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as
           ------------
amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          "Founders Stock" shall mean 3,000,000 shares of Common Stock held by
           --------------
Evslin, up to 290,323 shares of Common Stock issuable upon exercise of the Evslin Warrants and up to 105,572 shares of Common Stock issuable upon exercise of the Jordan Warrants, the certificates for which, in each case, are required to bear the legend set forth in Section 2 hereof, excluding any such shares which have been (i) registered under the Securities Act pursuant to an effective registration statement filed thereunder and disposed of in accordance with the registration statement covering them or (ii) publicly sold pursuant to Rule 144 (or any successor or similar rule) adopted under the Securities Act; provided,
                                                                     --------
however, that the only securities which the Company shall be required to
-------
register pursuant to this Agreement shall be shares of Common Stock; provided
                                                                     --------
further, however, that in any underwritten public offering contemplated by
-------  -------
Section 4 or 6 hereof, the holders of Warrants shall be entitled to sell such Warrants to the underwriters for exercise and the sale of the shares of Common Stock issued upon such exercise.

          "Jordan Warrants" shall mean warrants to purchase up to 117,302 shares
           ---------------
of Common Stock issued to Jordan on April 27, 1998 and outstanding as of the execution of this Agreement.

          "Public Sale" shall mean any sale of preferred or Common Stock to the
           -----------
public pursuant to an offering registered under the Securities Act or to the public pursuant to the provisions of Rule 144 (or any successor or similar rule) adopted under the Securities Act.

                                ITXC Third Amended Registration Rights Agreement

          "Preferred Shares" shall mean, collectively, the Series B Preferred
           ----------------
Shares and the Series C Preferred Shares.

          "Registration Expenses" shall mean the expenses so described in
           ---------------------
Section 8 hereof.

          "Restricted Stock" shall mean (i) 1,178,000 shares of Common Stock
           ----------------
issued to VocalTec as of the date hereof, (ii) up to 722,000 shares of Common Stock issuable upon exercise of the VocalTec Warrants, (iii) up to 32,258 shares of Common Stock issuable upon exercise of the Evslin Warrants, (iv) up to 11,730 shares of Common Stock issuable upon exercise of the Jordan Warrants, (v) the Conversion Shares, excluding any of such shares which have been (A) registered under the Securities Act pursuant to an effective registration statement filed thereunder and disposed of in accordance with the registration statement covering them or (B) publicly sold pursuant to Rule 144 (or any successor or similar rule) adopted under the Securities Act, and (vi) the Preferred Shares; provided, however, that the only securities which the Company shall be required
--------  -------
to register pursuant to this Agreement shall be shares of Common Stock; provided
                                                                        --------
further, however, that in any underwritten public offering contemplated by
-------  -------
Section 4 or 6 hereof, the holders of Warrants shall be entitled to sell such Warrants to the underwriters for exercise and the sale of the shares of Common Stock issued upon such exercise; and provided further that, for purposes of the
                                     ----------------
computation of the number of shares of Restricted Stock outstanding, the holders of Preferred Shares shall be treated as the holders of the Conversion Shares then issuable upon conversion of such Preferred Shares.

          "Securities Act" shall mean the Securities Act of 1933, as amended, or
           --------------
any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          "Selling Expenses" shall mean the expenses so described in Section 8
           ----------------
hereof.

          "Series B Preferred Shares" shall mean an aggregate of 5,865,104
           -------------------------
shares of Series B Convertible Preferred Stock, $0.001 par value, of the Company, purchased by the April 1998 Purchasers pursuant to the Series B Convertible Preferred Stock Purchase Agreement dated as of April 27, 1998, among the Company and the April 1998 Purchasers.

          "Series C Preferred Shares" shall mean an aggregate of 3,229,974
           -------------------------
shares of Series C Preferred Stock purchased by the February 1999 Purchasers pursuant to the Series C Stock Purchase Agreement.

          "VocalTec Warrants" shall mean warrants to purchase up to 722,000
           -----------------
shares of Common Stock issued to VocalTec on October 1, 1997 and outstanding on the date hereof.

                                ITXC Third Amended Registration Rights Agreement

          "Warrants" shall mean, collectively, the Evslin Warrants, the Jordan
           --------
Warrants and the VocalTec Warrants.

          2.    Restrictive Legend.  Each certificate representing one or more
                ------------------
shares of Restricted Stock or Founders Stock and each certificate issued upon exchange or transfer thereof, other than in a Public Sale, shall be stamped or otherwise imprinted with a legend substantially in the following form:

          "THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE BEEN SO REGISTERED OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE."

          3.    Notice of Proposed Transfer.  Prior to any proposed transfer of
                ---------------------------
any share of Restricted Stock or Founders Stock (other than under the circumstances described in Section 4, 5 or 6 hereof), the holder thereof shall give written notice to the Company of its intention to effect such transfer. Each such notice shall describe the manner of the proposed transfer and, if requested by the Company, shall be accompanied by an opinion of counsel reasonably satisfactory to the Company (it being agreed that Kalow, Springut & Bressler LLP shall be satisfactory) to the effect that the proposed transfer of the Founders Stock or Restricted Stock, as the case may be, may be effected without registration under the Securities Act and any applicable state securities law, whereupon the holder of such Founders Stock or Restricted Stock, as the case may be, may transfer such Founders Stock or Restricted Stock, as the case may be, in accordance with the terms of its notice; provided, however, that
                                                         --------  -------
no such opinion or other documentation shall be required if such notice states that no value is being given for the transfer and covers (i) a distribution by a partnership to its partners or by a limited liability company to its members or
(ii) a transfer by a partnership, corporation or limited liability company to an affiliated entity or an entity that is under common management with the transferring partnership, corporation or limited liability company. Each certificate of Founders Stock or Restricted Stock, as the case may be, transferred as above provided shall bear the legend set forth in Section 2, unless (i) such transfer is to the public in accordance with the provisions of Rule 144 (or any other rule permitting Public Sale without registration under the Securities Act) or (ii) the opinion of counsel referred to above is to the further effect that the transferee and any subsequent transferee (other than an affiliate of the Company) would be entitled to transfer such securities in a Public Sale without registration under the Securities Act. The restrictions provided for in this Section shall not apply to securities that are not required to bear the legend prescribed by Section 2 in accordance with the provisions of that Section.

          4.   Required Registration.
               ---------------------

                                ITXC Third Amended Registration Rights Agreement

          (a) At any time on or after the first anniversary of the effective date of an initial public offering of the Company's Common Stock under the Securities Act, the holders of Restricted Stock constituting at least a majority of the total Restricted Stock outstanding at such time (excluding Restricted Stock held by Evslin and Jordan and their permitted transferees from such calculation) may request the Company to register all or any portion of the Restricted Stock held by such requesting holder or holders for sale in the manner specified in such notice.

          (b) Promptly following receipt of any notice under this Section 4 (the "Initial Notice"), the Company shall immediately notify any holders of Restricted Stock from whom an Initial Notice has not been received and any holder of Founders Stock and shall use its best efforts to register under the Securities Act, for Public Sale in accordance with the method of disposition specified in the Initial Notice from requesting holders, the number of shares of Restricted Stock specified in the Initial Notice (and the number of shares of Restricted Stock or Founders Stock specified in any notices received from such other holders of Restricted Stock and holders of Founders Stock within twenty
(20) days after their receipt of notice from the Company); provided, however,
                                                           --------  -------
that the number of shares of Restricted Stock and Founders Stock to be included in an underwritten offering may be reduced (first, pro rata among the requesting
                                                   --- ----
holders of Founders Stock based upon the number of shares of Founders Stock for which registration has been requested and then, if necessary, pro rata among
                                                              --- ----
holders of Restricted Stock based upon the aggregate original purchase price represented by the shares of Restricted Stock for which registration has been requested) if and to the extent that the managing underwriter, if the proposed method of disposition specified by the requesting holders in the Initial Notice shall be an underwritten public offering, shall be of the opinion that such inclusion would materially adversely affect the marketing of the Restricted Stock. If such method of disposition shall be an underwritten public offering, the Company shall designate the managing underwriter of such offering, subject to the approval of the selling holders of a majority of the Restricted Stock covered by the offering, which approval shall not be unreasonably withheld. The Company shall be obligated to register Restricted Stock and Founders Stock pursuant to this Section 4 on two (2) occasions only; provided that such
                                                      --------
obligation shall be deemed satisfied only when a registration statement covering all shares of Restricted Stock and Founders Stock specified in notices received as aforesaid, for sale in accordance with the method of disposition specified by the requesting holders, shall have become effective and, if such method of disposition is a firm commitment underwritten public offering, all such shares shall have been sold pursuant thereto.

          (c) Notwithstanding anything to the contrary in this Agreement, (i) the Company may delay for up to sixty (60) days the filing or effectiveness of a registration statement pursuant to a request under this Section 4 if the Board of Directors of the Company shall determine that such a registration would not be in the best interests of the Company at such time, during which period the requesting holders may withdraw their request, in which case the requesting holders will not be deemed to have made a request for registration under this
Section 4 and (ii) if, after any such registration statement is declared effective, (x) the Board of Directors of the Company shall determine that sales of securities under such a registration would not be in the best interests of the Company at such time and (y) the Company requests that selling stockholders refrain from

                                ITXC Third Amended Registration Rights Agreement
selling shares thereunder in any distribution other than an underwritten offering, the holders of Restricted Stock and Founders Stock shall honor such request, provided that (a) in no event shall the Company make any request under this clause (ii) if it has previously made a similar request under clause (ii) of the last proviso of Section 5(a) hereof, (b) any such request under this clause (ii) shall not be made on more than one occasion and (c) the aggregate number of days covered by any such request under this clause (ii) shall not exceed sixty (60) days.

          (d) The Company shall be entitled to include in any registration statement referred to in this Section 4, for sale in accordance with the method of disposition specified by the requesting holders in the Initial Notice, shares of Common Stock to be sold by the Company for its own account, except as and to the extent that, in the opinion of the managing underwriter (if such method of disposition shall be an underwritten public offering), such inclusion would adversely affect the marketing of the Restricted Stock (if any) to be sold. Except for registration statements on Form S-4, registration statements on Form S-8, registration statements on a form not available for registering the Restricted Stock for sale to the public, registration statements on Form S-3 to be filed by the Company to register shares of Common Stock issued in consideration for an acquisition, or registration statements on Form S-1 covering solely an employee benefit plan, the Company will not file with the Commission any other registration statement with respect to its Common Stock, whether for its own account or that of other holders, from the date of receipt of an Initial Notice from requesting holders pursuant to this Section 4 until the completion of the period of distribution of the registration contemplated thereby or withdrawal of such registration.

          5.    Form S-3 Registration.
                ---------------------

          (a) If at any time (i) the Company shall receive from any holder or holders of Restricted Stock a written request or requests that the Company effect a registration of all or any portion of the shares of Restricted Stock on Form S-3 or any successor thereto and specifying the proposed manner of disposition of such Shares (an "S-3 Request"), and (ii) the Company is a registrant under the Securities Act entitled to use Form S-3 or any successor thereto to register such shares, the Company will:

                (i) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other holders of any shares of Restricted Stock and Founders Stock; and

                (ii) as soon as practicable, use its best efforts to effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other government requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such holder's or holders' Restricted Stock as are specified in the S-3 Request, together with all or such portion of the Restricted

                                ITXC Third Amended Registration Rights Agreement

          Stock of any holder or holders of Restricted Stock joining in such S-3 Request and all or such portion of the shares of Founders Stock of any holder or holders of Founders Stock joining in such request as are specified in a written request given within thirty (30) days after receipt of such written notice from the Company; provided, however,
                                                           -----------------
          that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 5 more than once in any 180-day period; and provided further, however,
                                                    ----------------  -------
          that the number of shares of Restricted Stock and Founders Stock to be included in any underwriting effected pursuant to this Section 5 may be reduced (first, pro rata among the requesting holders of Founders
                             --- ----
          Stock based upon the number of shares of Founders Stock for which registration has been requested and then, if necessary, pro rata among
                                                                  --- ----
          holders of Restricted Stock based upon the aggregate original purchase price represented by the shares of Restricted Stock for which registration has been requested) if and to the extent that the managing underwriter, if the proposed method of disposition specified in the S-3 Request shall be an underwritten public offering, shall be of the opinion that the inclusion of all shares covered by such notices would materially adversely affect the marketing of the Restricted Stock. Subject to the foregoing, the Company shall file a registration statement covering the Restricted Stock so requested to be registered as soon as practicable after receipt of the S-3 Request of the holder or holders of Restricted Stock to do so.

Notwithstanding anything to the contrary in this Agreement, (i) the Company may delay for up to sixty (60) days the filing or effectiveness of a registration statement pursuant to a request under this Section 5 if the Board of Directors of the Company shall determine that such registration would not be in the best interests of the Company at such time, during which period the requesting holders may withdraw their request, in which case the requesting holders will not be deemed to have made a request for registration under this Section 5 and
(ii) if, after any such registration statement is declared effective, (x) the Board of Directors of the Company shall determine that sales of securities under such a registration would not be in the best interests of the Company at such time and (y) the Company requests that selling stockholders refrain from selling shares thereunder in any distribution other than an underwritten offering, the holders of Restricted Stock and Founders Stock shall honor such request, provided that (a) in no event shall the Company make any request under this clause (ii) if it has previously made a similar request under clause (ii) of the last proviso of Section 4(c) hereof, (b) any such request under this clause (ii) shall not be made on more than one occasion and (c) the aggregate number of days covered by any such request under this clause (ii) shall not exceed sixty (60) days.

          (b) Registrations effected pursuant to this Section 5 shall not be counted as requests for registration effected pursuant to Section 4.

          (c) Commencing one year after the Company becomes subject to the requirements of Section 12 or 15(d) of the Securities Exchange Act of 1934, as amended, the

                                ITXC Third Amended Registration Rights Agreement

Company shall use its best efforts to satisfy the registrant requirements applicable for use of registration statements on Form S-3 (or any successor form thereto) for the resale of securities by selling stockholders.

          6.    Incidental Registration.  If the Company at any time (other than
                -----------------------
pursuant to Section 4 or 5 hereof) proposes to register any of its Common Stock under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both (except with respect to registration statements on Forms S-4 or S-8 or another form not available for registering the Restricted Stock for sale to the public, a registration statement on Form S-3 to be filed by the Company to register shares of Common Stock issued in consideration for an acquisition, or a registration statement on Form S-1 covering solely an employee benefit plan), it will give written notice at such time to all holders of outstanding Restricted Stock and Founders Stock of its intention to do so. Upon the written request of any such holder, given within thirty (30) days after receipt of any such notice by the Company, to register any of its Restricted Stock or Founders Stock, as the case may be (which request shall state the intended method of disposition thereof), the Company will use its best efforts to cause the Restricted Stock or Founders Stock or both, as the case may be, as to which registration shall have been so requested, to be included in the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent requisite to permit the sale or other disposition by the holder (in accordance with its written request) of such Restricted Stock or Founders Stock, as the case may be, so registered; provided that nothing herein shall prevent the Company from
               --------
abandoning or delaying any such registration at any time. In the event that any registration pursuant to this Section 6 shall be, in whole or in part, an underwritten public offering of Common Stock, any request by a holder pursuant to this Section 6 to register Restricted Stock or Founders Stock, as the case may be, shall specify that such Restricted Stock or Founders Stock, as the case may be, is to be included in the underwriting on the same terms and conditions as the shares of Common Stock otherwise being sold through underwriters under such registration. The number of shares of Restricted Stock or Founders Stock or both, as the case may be, to be included in such an underwriting may be reduced (first, pro rata among the requesting holders of Founders Stock based
                --- ----
upon the number of shares of Founders Stock for which registration has been requested and then, if necessary, pro rata among holders of Restricted Stock
                                  --- ----
based upon the aggregate original purchase price represented by the shares of Restricted Stock for which registration has been requested), if and to the extent that the managing underwriter shall be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Company therein; provided, however, that such number of shares of Restricted Stock shall
         --------  -------
not be reduced if any shares are to be included in such underwriting for the account of any person other than the Company or requesting holders of Restricted Stock or Founders Stock; and provided, further, that except in the case of the
                             --------  -------
Company's initial public offering of Common Stock, in no event shall such number of shares of Restricted Stock be reduced so that the number of shares of Restricted Stock so to be registered is less than thirty percent (30%) of the aggregate number of shares to be offered in such underwriting (excluding Restricted Stock held by Evslin and Jordan and their permitted transferees from such

                                ITXC Third Amended Registration Rights Agreement
calculation). If the offering covered by this Section 6 shall be an underwritten public offering, the Company shall designate the managing underwriter of such offering.

          7.    Registration Procedures.  If and whenever the Company is
                -----------------------
required by the provisions of Section 4, 5 or 6 hereof to use its best efforts to effect the registration of any of the Restricted Stock or Founders Stock or both, as the case may be, under the Securities Act, the Company will, as expeditiously as possible:

          (a) prepare (and afford counsel for the selling holders reasonable opportunity to review and comment thereon) and file with the Commission a registration statement (which, in the case of an underwritten public offering pursuant to Section 4 hereof, shall be on Form S-1, S-3 or other form of general applicability satisfactory to the managing underwriter selected as therein provided) with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby (determined as hereinafter provided);

          (b) prepare (and afford counsel for the selling holders reasonable opportunity to review and comment thereon) and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period specified in paragraph (a) above and use its best efforts to comply with the provisions of the Securities Act with respect to the disposition of all Restricted Stock or Founders Stock or both, as the case may be, covered by such registration statement in accordance with the sellers' intended method of disposition set forth in such registration statement for such period;

          (c) furnish to each seller and to each underwriter such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons may reasonably request in order to facilitate the Public Sale or other disposition of the Restricted Stock or Founders Stock or both, as the case may be, covered by such registration statement;

          (d) use its best efforts to register or qualify the Restricted Stock or Founders Stock or both, as the case may be, covered by such registration statement under the securities or blue sky laws of such jurisdictions as the sellers of Restricted Stock or Founders Stock or both, as the case may be, or, in the case of an underwritten public offering, the managing underwriter, shall reasonably request (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph
     (d), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any jurisdiction);

                                ITXC Third Amended Registration Rights Agreement

          (e) use its best efforts to list the Restricted Stock covered by such registration statement with any securities exchange on which any Common Stock of the Company is then listed;

          (f) immediately notify each seller under such registration statement and each underwriter, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

          (g) use its best efforts (if the offering is underwritten) to furnish, at the request of any seller, on the date that Restricted Stock or Founders Stock or both, as the case may be, is delivered to the underwriters for sale pursuant to such registration: (i) an opinion dated such date of counsel representing the Company for the purposes of such registration, addressed to the underwriters and either addressed to such seller or specifically entitling such seller to rely thereupon, stating that such registration statement has become effective under the Securities Act and that (A) to the best knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, (B) the registration statement, the related prospectus, and each amendment or supplement thereof, comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder (except that such counsel need express no opinion as to financial statements, the notes thereto, and the financial schedules and other financial and statistical data contained therein) and (C) to such other effects as may reasonably be requested by counsel for the underwriters, and (ii) a letter dated such date from the independent public accountants retained by the Company, addressed to the underwriters and to such seller (or, if such accountants refuse to deliver such a letter to such seller, then to the Company), stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of the Company included in the registration statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and such letter shall additionally cover such other financial matters (including information as to the period ending no more than five business days prior to the date of such letter) with respect to the registration in respect of which such letter is being given as such underwriters may reasonably request; and

          (h) subject to applicable confidentiality obligations, make available for inspection by each seller, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by such

                                ITXC Third Amended Registration Rights Agreement
     seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement.

For purposes of paragraphs (a) and (b) above and of Section 4(c) hereof, the period of distribution of Restricted Stock or Founders Stock or both, as the case may be, in a firm commitment underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it, and the period of distribution of Restricted Stock or Founders Stock or both, as the case may be, in any other registration shall be deemed to extend until the earlier of the sale of all Restricted Stock or Founders Stock or both, as the case may be, covered thereby or six months after the effective date thereof.

          In connection with each registration hereunder, the selling holders of Restricted Stock or Founders Stock, as the case may be, will furnish to the Company in writing such information with respect to themselves and the proposed distribution by them as shall be reasonably necessary in order to assure compliance with federal and applicable state securities laws. In addition, any such selling holder of Restricted Stock or Founders Stock, as the case may be, will deliver to the underwriters and the Company such documentation as is customary in the securities business for such registrations of securities.

          In connection with each registration pursuant to Sections 4, 5 and 6 hereof covering an underwritten public offering, the Company agrees to enter into a written agreement with the managing underwriter selected in the manner herein provided, in such form and containing such provisions as are customary in the securities business for such an arrangement between major underwriters and companies of the Company's size and investment stature; provided, however, that
                                                        --------  -------
such agreement shall not contain any such provision applicable to the Company which is inconsistent with the provisions hereof; and provided, further, that
                                                      --------  -------
the time and place of the closing under said agreement shall be as mutually agreed upon between the Company and such managing underwriter.

          8.    Expenses.  All expenses incurred by the Company in complying
                --------
with Sections 4, 5 or 6 hereof, including without limitation all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars and costs of insurance, but excluding any Selling Expenses, are herein called "Registration Expenses". All underwriting discounts and selling commissions applicable to the sale of Restricted Stock or Founders Stock and all fees and expenses of counsel representing sellers of Restricted Stock and Founders Stock (unless such counsel is also counsel to the Company) are herein called "Selling Expenses".

          The Company will pay all Registration Expenses in connection with each registration statement filed pursuant to Sections 4, 5 and 6 hereof. All Selling Expenses in

                                ITXC Third Amended Registration Rights Agreement
connection with any registration statement filed pursuant to Section 4, 5 or 6 hereof shall be borne by the participating sellers in proportion to the number of shares sold by each, or by such persons other than the Company (except to the extent the Company shall be a seller) as they may agree.

          9. Indemnification. (a) In the event of a registration of any of the
             ---------------
Restricted Stock or Founders Stock or both, as the case may be, under the Securities Act pursuant to Section 4, 5 or 6 hereof, the Company will indemnify and hold harmless each seller of such Restricted Stock or Founders Stock, as the case may be, thereunder and each underwriter of Restricted Stock or Founders Stock, as the case may be, thereunder and each officer, director and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such seller or underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Restricted Stock or Founders Stock, as the case may be, was registered under the Securities Act pursuant to Section 4, 5 or 6, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such seller, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in
                     --------  -------
any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such seller, such underwriter or such controlling person in writing specifically for use in such registration statement or prospectus.

          (b) In the event of a registration of any of the Restricted Stock or Founders Stock or both, as the case may be, under the Securities Act pursuant to
Section 4, 5 or 6 hereof, each seller of such Restricted Stock or Founders Stock, as the case may be, thereunder, severally and not jointly, will indemnify and hold harmless the Company and each officer, director and each other person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer or director or underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Restricted Stock or Founders Stock, as the case may be, was registered under the Securities Act pursuant to Section 4, 5 or 6, any preliminary prospectus or final prospectus contained therein, or any amend-

                                ITXC Third Amended Registration Rights Agreement
ment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that such seller will be liable hereunder in any such case if
--------  -------
and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such seller, as such, furnished in writing to the Company by such seller specifically for use in such registration statement or prospectus; and provided further, however, that in the event that more than one seller shall
----------------  -------
bear liability hereunder, the liability of each seller hereunder shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the public offering price of shares sold by such seller under such registration statement bears to the total public offering price of all securities sold thereunder; and provided further, however,
                                                      ----------------  -------
that in no event shall any seller's liability exceed the proceeds (net of underwriting discounts and commissions) received by such seller from the sale of Restricted Stock or Founders Stock, as the case may be, covered by such registration statement.

          (c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party other than under this Section 9. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 9 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, if the defendants in
                                  --------  -------
any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

  Notwithstanding the foregoing, any indemnified party shall have the right to retain its own counsel in any such action, but the fees and disbursements of such counsel shall be at the

                                ITXC Third Amended Registration Rights Agreement
expense of such indemnified party unless (i) the indemnifying party shall have failed to retain counsel for the indemnified person as aforesaid or (ii) the indemnifying party and such indemnified party shall have mutually agreed to the retention of such counsel. It is understood that the indemnifying party shall not, in connection with any action or related actions in the same jurisdiction, be liable for the fees and disbursements of more than one separate firm qualified in such jurisdiction to act as counsel for the indemnified party. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

          (d) If the indemnification provided for in paragraphs (a) and (b) of this Section 9 is unavailable or insufficient to hold harmless an indemnified party under such paragraphs in respect of any losses, claims, damages or liabilities or actions in respect thereof referred to therein, then each indemnifying party shall in lieu of indemnifying such indemnified party contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or actions in such proportion as appropriate to reflect the relative fault of the Company, on the one hand, and the sellers of such Restricted Stock and Founders Stock, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or actions as well as any other relevant equitable considerations, including the failure to give any notice under paragraph (c) of this Section 9. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact relates to information supplied by the Company, on the one hand, or the sellers of such Restricted Stock and Founders Stock, on the other hand, and to the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the sellers of Restricted Stock and Founders Stock agree that it would not be just and equitable if contributions pursuant to this paragraph were determined by pro
                                                                         ---
rata allocation (even if all of the sellers of such Restricted Stock and
----
Founders Stock were treated as one entity for such purpose) or by any other method of allocation which did not take account of the equitable considerations referred to above in this paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or action in respect thereof, referred to above in this paragraph, shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this paragraph, the sellers of such Restricted Stock and Founders Stock shall not be required to contribute any amount in excess of the amount, if any, by which the total price at which the Common Stock sold by each of them was offered to the public exceeds the amount of any damages which they would have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission. No person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the Securities Act), shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

                                ITXC Third Amended Registration Rights Agreement

          The indemnification of underwriters provided for in this Section 9 shall be on such other terms and conditions as are at the time customary and reasonably required by such underwriters. In that event the indemnification of the sellers of Restricted Stock or Founders Stock or both, as the case may be, in such underwriting shall at the sellers' request be modified to conform to such terms and conditions.

          10. Changes in Stock. If, and as often as, there are any changes in
              ----------------
the Common Stock by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof, as may be required, so that the rights and privileges granted hereby shall continue with respect to the Common Stock as so changed and shall apply to any securities received in any such transaction.

          11.  [Reserved]
                --------

          12.  Rule 144 Reporting.  The Company agrees with you as follows:
               ------------------

          (a) The Company shall make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after the 90th day after its initial registration statement is declared effective by the Commission.

          (b) The Company shall use its best efforts to file with the Commission in a timely manner all reports and other documents as the Commission may prescribe under Section 13(a) or 15(d) of the Exchange Act at any time after the Company has become subject to such reporting requirements of the Exchange Act.

          (c) The Company shall furnish to each holder of Restricted Stock or Founders Stock forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after the date it first becomes subject to such reporting requirements), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents so filed with the Commission as a holder may reasonably request to avail itself of any rule or regulation of the Commission allowing a holder of Restricted Stock or Founders Stock to sell any such securities without registration.

          13.  Miscellaneous.
               -------------

          (a) Each holder of Restricted Stock and Founders Stock will agree, to the extent reasonably requested by any underwriter of securities of the Company in connection with an initial public offering of the Company's Common Stock, to enter into an agreement not to sell or otherwise transfer or dispose of any shares of Common Stock for such period of time (not to exceed 180 days) following the effective date of a registration statement of the Company filed

                                ITXC Third Amended Registration Rights Agreement
under the Securities Act, which agreement shall also bind the executive officers and directors of the Company on terms and conditions substantially similar to those which shall apply to holders of Restricted Stock and Founders Stock.

          (b) All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto, including, without limitation, the rights to indemnification under Section 9 hereof, shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. Without limiting the generality of the foregoing, the registration rights conferred herein on the holders of Restricted Stock or Founders Stock, as the case may be, shall inure to the benefit of any and all subsequent holders from time to time of the Restricted Stock and the Founders Stock.

          (c) All notices, requests, consents and other communications hereunder shall be in writing and shall be mailed by first class registered mail, postage prepaid, addressed as follows:

          if to the Company, to it at 600 College Road East, Princeton, New Jersey 08540, attention: Chairman, facsimile number (609) 419-1511, with a copy to Peter Ehrenberg, Esq., Lowenstein Sandler PC, 65 Livingston Avenue, Roseland, New Jersey 07065, facsimile number (973) 597-2400;

          if to any holder of Restricted Stock, to him, her or it, as the case may be, at its address as set forth on Annex I hereto;

          if to any holder of Founders Stock, to him, her or it, as the case may be, at its address set forth on Annex II hereto;

          if to any subsequent holder of Restricted Stock or Founders Stock, to it at such address as may have been furnished to the Company in writing by such holder;

or, in any case, at such other address or addresses as shall have been furnished in writing to the Company (in the case of a holder of Restricted Stock or Founders Stock), or to the holders of Restricted Stock or Founders Stock (in the case of the Company).

          (d) This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey.

          (e) This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and may not be modified or amended except in writing executed by the Company, the holders of a majority of the total number of shares of Restricted Stock and the holders of a majority of the total number of shares of Founders Stock.

          (f) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                                ITXC Third Amended Registration Rights Agreement

          (g) The Company shall not grant to any third party any registration rights more favorable than or inconsistent with any of those contained herein, so long as any of the registration rights under this Agreement remains in effect.

          (h) If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

          (i) This Agreement shall further amend and restate, and shall replace in its entirety, the Original Registration Rights Agreement.

                      [This Page Intentionally Ends Here]

                                ITXC Third Amended Registration Rights Agreement

          IN WITNESS WHEREOF, the parties hereto have executed this Third Amended and Restated Registration Rights Agreement as of the date first above written.

                                          ITXC CORP.



                                          By:    /s/Tom Evslin
                                             ________________________________
                                          Name:  Tom Evslin
                                               ______________________________
                                          Title: CEO
                                                _____________________________


                                          FOUNDERS:


                                          /s/ Tom Evslin
                                          ___________________________________
                                          Tom Evslin


                                          /s/ Mary Evslin
                                          ___________________________________
                                          Mary Evslin


                                          /s/ Tom Evslin and Mary Evslin
                                          ___________________________________
                                          Tom Evslin and Mary Evslin, JTWROS


                                          /s/ Edward B. Jordan
                                          ___________________________________
                                          Edward Jordan


                                          CHASE VENTURE CAPITAL ASSOCIATES,
                                          L.P.

                                          By: Chase Capital Partners,
                                          its General Partner

                                               /s/ J. Robert Greene
                                          By: _______________________________

                                ITXC Third Amended Registration Rights Agreement

                                          Name:  J. Robert Greene
                                                 _____________________________
                                          Title: G.P.
                                                 _____________________________


                                          THE FL@TIRON FUND LLC

                                           By: /s/ Fred Wilson
                                               _____________________________
                                           Name:  Fred Wilson
                                           Title: Managing Member


                                           THE FLATIRON FUND 1998/99, LLC

                                           By: /s/ Fred Wilson
                                               _____________________________
                                           Name:  Fred Wilson
                                           Title: Managing Member


                                           FLATIRON ASSOCIATES, LLC
                                           By: Flatiron Partners, LLC
                                               its Manager


                                           By: /s/ Fred Wilson
                                               _____________________________
                                           Name:  Fred Wilson
                                           Title: Managing Member

                                ITXC Third Amended Registration Rights Agreement

                                           SPECTRUM EQUITY INVESTORS II, L.P.

                                           By:  Spectrum Equity Associates II,
                                                L.P., its General Partner

                                                /s/ William P. Collatos
                                           By: _______________________________
                                           Name:  William P. Collatos
                                           Title: General Partner


                                           SEA 1998 II, L.P.

                                                  /s/ Randy Henderson
                                           By: _______________________________
                                           Name:  Randy Henderson
                                                ______________________________
                                           Title: Vice President
                                                ______________________________


                                           VOCALTEC COMMUNICATIONS, INC.

                                                  /s/ Elon Ganor
                                           By: _______________________________
                                           Name:  Elon Ganor
                                                ______________________________
                                           Title: Chairman of the Board
                                                ______________________________


                                           INTEL CORPORATION

                                                  /s/ Arvind Sodhani
                                           By: _______________________________
                                           Name:  Arvind Sodhani
                                                ______________________________
                                           Title: Vice President and Treasurer
                                                ______________________________



                                           POLARIS FUND II, LLC (Tax Exempt
                                           Investors)

                                                  /s/ Chemi Peres
                                           By: _______________________________
                                           Name:  Chemi Peres
                                                ______________________________
                                           Title:
                                                ______________________________

                                ITXC Third Amended Registration Rights Agreement

                                           POLARIS FUND II, LLC

                                                  /s/ Chemi Peres
                                           By: _____________________________
                                           Name:  Chemi Peres
                                                ____________________________
                                           Title:
                                                ____________________________

                                           POLARIS FUND, L.P.

                                                  /s/ Chemi Peres
                                           By: _____________________________
                                           Name:  Chemi Peres
                                                ____________________________
                                           Title:
                                                ____________________________


                                           DS POLARIS TRUST COMPANY
                                          (Foreign residents)(1997), LTD.

                                                  /s/ Chemi Peres
                                           By: _____________________________
                                           Name:  Chemi Peres
                                                ____________________________
                                           Title:
                                                ____________________________


                                           DS POLARIS, LTD.

                                                  /s/ Chemi Peres
                                           By: _____________________________
                                           Name:  Chemi Peres
                                                ____________________________
                                           Title:
                                                ____________________________


                                           CANADA-ISRAEL OPPORTUNITY FUND, LP

                                                  /s/ Chemi Peres

                                ITXC Third Amended Registration Rights Agreement

                                           By: _____________________________
                                           Name:  Chemi Peres
                                                ____________________________
                                           Title:
                                                ____________________________

                                ITXC Third Amended Registration Rights Agreement

                                                                         Annex 1
                                                                         -------

              Addresses for Notice of Holders of Restricted Stock
              ---------------------------------------------------

     Notice to Evslin or Jordan shall be addressed to either such person c/o ITXC Corp., 600 College Road East, Princeton, New Jersey 08540, to such individual's attention, with a copy to Peter Ehrenberg, Esq., Lowenstein Sandler PC, 65 Livingston Avenue, Roseland, New Jersey 07068.

Notices to other holders of Restricted Stock shall be addressed as follows:


VocalTec Communications, Inc.
25 Industrial Parkway
Northvale, NJ 07647
Attn:  Elon Ganor,
Chief Executive Officer
and Chairman

----------------------------------

Chase Venture Capital Associates,
 L.P.
380 Madison Avenue, 12th floor
New York, NY  10017
Attn:  Mr. I. Robert Greene

----------------------------------

The Fl@tiron Fund LLC
The Flatiron Fund 1998/99, LLC
Flatiron Associates, LLC
257 Park Avenue South
New York, NY  10017
Attn:  Mr. Fred Wilson

----------------------------------

Intel Corporation
2200 Mission College Boulevard
Mail Stop RN6 6-37
Santa Clara, CA 95052
Attn:  Treasurer

----------------------------------

                                ITXC Third Amended Registration Rights Agreement

----------------------------------

Spectrum Equity Investors II, L.P.
SEA 1998 II, L.P.
One International Place, 29th
 Floor
Boston, MA 02110

----------------------------------

Polaris Fund II, LLC (Tax Exempt
 Investors)
Polaris Fund II, LLC
Polaris Fund, L.P.
DS Polaris Trust Company (foreign
 residents)(1997), Ltd.
Canada-Israel Opportunity Fund, LP
DS Polaris, Ltd.
37 Shaul Hamelech Avenue
Tel Aviv 64928
Israel

----------------------------------

                                ITXC Third Amended Registration Rights Agreement

                                                                         Annex 2
                                                                         -------

               Addresses for Notice of Holders of Founders Stock
               -------------------------------------------------

     Notice to Evslin or Jordan shall be addressed to either such person c/o ITXC Corp., 600 College Road East, Princeton, New Jersey, to such individual's attention, with a copy to Peter Ehrenberg, Esq., Lowenstein Sandler PC, 65 Livingston Avenue, Roseland, New Jersey 07068.


                                ITXC Third Amended Registration Rights Agreement